UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 28, 2014

iCAD, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9341	02-0377419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire		03062
(Address of Principal Executive Offices)		(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Item 1.02.	Termination of a Material Definitive Agreement.

On April 28, 2014, iCAD, Inc. (the “Registrant”) entered into the Revenue Purchase Termination Agreement and Amendment of Facility Agreement (the “Agreement”). The Agreement (i) amended the Facility Agreement dated December 29, 2011 (the “Facility Agreement”), by and among Deerfield Private Design Fund II, L.P. (“Private Design Fund II”), Deerfield Special Situations Fund, L.P. (“DSS”), Deerfield Private Design International II, L.P. (“Private Design International II”) and Deerfield Special Situations Fund International Limited and the Registrant, and (ii) terminated the Revenue Purchase Agreement dated December 29, 2011 (the “Revenue Purchase Agreement”) by and among Private Design Fund II, DSS, Horizon Santé TTNP SARL (collectively, the “Purchasers”) and the Registrant.

The Agreement (i) eliminates the ability of the Registrant to extend the Final Payment Date under the Facility Agreement to the sixth anniversary date of the Facility Agreement and (ii) terminates the Revenue Purchase Agreement.

Pursuant to the Agreement, the Registrant paid the Purchasers (i) $4,100,000 and (ii) the amount due to the Purchasers for the first quarter of 2014 pursuant to the Revenue Purchase Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

On April 28, 2014, Private Design Fund II, Private Design International II, DSS, and Deerfield Special Situations International Master Fund, L.P. notified the Registrant that they were exercising warrants to purchase an aggregate of 450,000 shares of the Registrant’s common stock for an aggregate purchase price of $1,575,000. The exercise is exempt from registration pursuant to Section 4(a)(1) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, Inc.
(Registrant)

By:	/s/ Kevin Burns
Kevin Burns
Chief Financial Officer and Chief Operating Officer

Date: April 29, 2014